                            PROJECT COOPERATION CONTRACT

                        (HEBEI PROVINCIAL MULTI-MEDIA NETWORK)



                            HEBEI CABLE TELEVISION STATION
                                         AND
                            HEBEI UNITED TELECOMMUNICATIONS
                               EQUIPMENT COMPANY LIMITED




                                    APRIL 8, 1997


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                                       CONTENTS


Article I               Definitions & Interpretation
Article II              Representations and Warranties
Article III             Covenants of Both Parties
Article IV              Contract and Its Attachment
Article V               Basic Content of the Contract
Article VI              Content Outline of the Project
Article VII             Providing Construction Capital
Article VIII            Project Construction
Article IX              Project Operation
Article X               Investment Repayments and Profit Distributions
Article XI              Project Asset Ownership
Article XII             Rights and Obligations
Article XIII            Advisory Board
Article XIV             Project Expansion
Article XV              Asset Transfer & Grant
Article XVI             Insurance
Article XVII            Confidentiality
Article XVIII           Force Majeure
Article XIX             Violation of the Contract
Article XX              Termination of the Contract
Article XXI             Governing Law
Article XXII            Dispute Settlement
Article XXIII           Term of the Contract
Article XXIV Fulfillment of the Responsibilities After Termination of the Contract
Article XXV             Transfer and Change of the Contract
Article XXVI            Complete Contract
Article XXVII           Miscellaneous

Attachment 1            Financial Implementation Details
Attachment 2            Technical Plan
Attachment 3            Project Asset Ownership


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Party A:    Hebei Cable Television Station
Address:    100 Jianhua South Street, Shijiazhuang, Hebei Province
Zip Code:   050031
Legal Representative:  Yang Xingsheng
Position:   Deputy Director
Telephone:  0311-5078985
Fax:        0311-5060184

Party B:    Hebei United Telecommunications Equipment Company Limited
Address:    11th Floor, 288 Songbiandian Building, Xinhua Road, Shijiazhuang
            Hebei Province
Zip Code:   050051
Legal Representative:  Liang Jiangli
Position:   Chairman
Telephone:  0311-7086142
Fax:        0311-7086143

Pursuant to PRC laws and regulations, subject to the principles of fair profit sharing, sincere cooperation, and, after amicable negotiations, both Party A and B have agreed to enter into the following contract to develop the Hebei Provincial Multi-Media Network:

                                      ARTICLE I
                                     DEFINITIONS:

1. Unless the context, including the recitals, in this contract require otherwise, the following words and expressions shall have the meanings shown below:

    (1). "THE PROJECT" indicates the Hebei Provincial Multi-media Network Project which will cover 11 cities in Hebei Province. This network will not only transmit radio and television programs, but will also be developed to offer various forms of information services and provide information channels to different businesses.

    (2). "THE CONTRACT" means the contract and its attachments signed by Party A and B regarding the Hebei Provincial Multi-Media Network Project ("Master Contract"). "ATTACHMENTS" means attachment 1, 2 and 3 of the Contract. Attachments are part of the contract and can not be separated. When mentioning "the Contract", attachments shall be included.

    (3). "OPERATING REVENUES" mean the total revenues obtained through the operation of the project, including cable TV subscription revenues, line leasing revenues, advertising revenues, information service revenues, etc.


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    (4),    "OPERATING COSTS AND EXPENSES" mean costs and expenses occurred during project operation, including equipment maintenance expenses (water, electricity, equipment, instrument, transportation maintenance and other maintenance expenses), management expenses, program expenses, and taxes (5% revenue tax and 3% income tax according to the tax law issued by the state authority).

    (5). "PROJECT CAPITAL" means all required capital to construct the Project provided by Party B pursuant to the Contract (including interest incurred during the construction phase. The interest shall be calculated based on the loan interest rate issued by the Bank of China at the time the amount of capital has been remitted).

    (7). "PROJECT ASSETS" mean total of all fixed assets, intangible assets, and deferred assets which is not considered fixed assets provided by Project Capital invested by Party B.

2. The title of each article in the contract shall not be considered part of the contract, and shall not restrict, modify or affect the meaning of the contract.

                                      ARTICLE II
                           REPRESENTATIONS AND WARRANTIES:

Both parties, or either party, upon execution of the Contract and thereafter, represents and warrants that:

1. Both entities are corporations duly incorporated and existing in good standing under the laws of the PRC, and have obtained the necessary business license from the Industry and Commerce Administration Department. Each party has its own company regulations and has maintained a good reputation in its own business field. Both parties have the right to execute the contract, and the execution and fulfillment of this contract will not violate their respective corporate regulations.

2. Party B warrants that the execution and fulfillment of this contract will not be in conflict with any other contracts, agreements or letters of guarantee which have binding force on Party B or its assets.

3. Party B warrants that, pursuant to its current financial and business situation, it has full power and authority to enter into and to perform under the Contract in accordance with its terms. Further, it is possible and feasible for Party B to fulfill its project construction responsibilities.


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                                     ARTICLE III
                              COVENANTS OF BOTH PARTIES:

Party A and B guarantee the following upon the execution of the contract:

1. Party A guarantees to pay all payments due to Party B in accordance with the terms of the Contract.

2. Party A and Party B guarantee to fulfill all regulations issued by the Chinese government relating to the Contract.

3. Party B guarantees to provide all required Project Capital pursuant to the schedule, method, and sub-amounts required pursuant to the Contract.

                                      ARTICLE IV
                            CONTRACT AND ITS ATTACHMENTS:

The Contract and its attachments shall be deemed as a complete legal document of this project upon execution by Party A and Party B.

                                      ARTICLE V
                            BASIC CONTENT OF THE CONTRACT:

Both parties agree that the contract shall include the following items:

1. All contents described in the Contract shall be confirmed and agreed by both parties.

2. Based on this contract, Party B will have primary responsibility during the construction period while Party A will be responsible for project operation.

3. All equipment procurements, engineering designs and construction shall be settled through a bid process in which both parties are involved.

4. Based on the technical plan, finalized by both parties, Party B shall be responsible for raising the capital and shall control the use of such funds raised.

5. Party A shall be responsible for the actual construction process. Upon completion of project construction, both parties shall be responsible for network testing and acceptance.



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6.  Party A and Party B shall supervise and manage the operation of the
    Project.

7. Party A and Party B shall set forth the employment and billing structures for the Project. The structures will be implemented after they are approved by the Provincial Employment Planning Commission and Pricing Bureau

                                      ARTICLE VI
                           CONTENT OUTLINE OF THE PROJECT:

The Project includes, but is not limited to, the following contents:

1.  LOCATION OF THE PROJECT:

    The location of the Project will be Hebei Province, the People's Republic of China.

2.  SIZE OF THE PROJECT:

    (1). SIZE OF THE PROJECT:

         A. To complete the network connection in 11 provincially administered cities.

             - To complete a self-healing loop network from Shijiazhuang, Baoding, Langfang, Cangzhou, Hengshui and to Shijiazhang.
             - To complete bus-organized transmission construction from Shijiazhuang, Xingtai to Handan.
             -    To complete a digital microwave transmission network in the northeast (from Langfang, Tangshan to Qinghuangdao)
             -    To complete the upgrade of microwave network digitization
                  from Yutian to Xinglong and Chengde in northern Hebei.
             -    To complete the upgrade of microwave network digitization
                  from Guan to Hengling, Xiahuayuan and Zhangjiakou.
             -    To complete the HFC upgrade in at least one city.

         B. Construction Period: the construction will be finished one and a half years after the Contract has been executed.

    (2). AMOUNT OF PROJECT CAPITAL:

         Phase one of the project requires an estimated investment of RMB 190 million. The actual investment amount invested will be determined in the financial closing documents of the project approved by both parties.


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     (3).  Once the Master Contract becomes effective, both parties shall further negotiate a technical proposal. When approved, this proposal shall be signed by both parties and shall be included as Attachment 2.

                                     ARTICLE VII
                           PROVIDING CONSTRUCTION CAPITAL:

Both parties agree that:

1. Once the Contract becomes effective, Party A shall submit a funding usage plan to Party B one month before using such funds, and shall guarantee that such funds will be used in accordance with the preliminary design of the project as approved by both parties.

2. Party A shall formulate a funding usage plan for the construction of the project based on the preliminary design approved by both parties. Such plan shall be approved by Party B. Then Party B shall provide required capital pursuant to the related construction development contracts.

3. Both parties shall fulfill their obligations to pay all expenses required to purchase any imported equipment and domestic corollary equipment, including, but not limited to, issuing the Letters of Credit pursuant to
    Article VIII of the Contract.

4. Investment currency and foreign exchange rate: both parties agree that mainly RMB will be invested for the construction and operation of the Project, except for the purchase of imported equipment. When investing in US dollars, the exchange rate shall be based on the average of the buying and selling prices of the PRC's exchange rate. Party B shall be responsible for handling all required procedures and related currency exchange service charge.

                                     ARTICLE VIII
                                PROJECT CONSTRUCTION:

1. Both parties agree to complete this project in accordance with the following documents: (1) the approved preliminary design and construction design of this project; (2) the Contract.

2. Both parties agree that the project construction includes, but is not limited to, the following:



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    (1). Both parties will appoint a qualified institute to be responsible for the related designs. The designs shall be examined and approved by both parties pursuant to the construction standards and procedures issued by the State authority or Ministry of Radio, Film and Television.

    (2). Both parties are responsible for network testing and acceptance upon network completion.

    (3). After the testing and acceptance of the project construction, Party B shall be responsible to draft the financial closing documents of this project which need to be approved by both parties.

3. Both parties shall be responsible for selecting imported equipment and domestic corollary equipment required by the construction of the project through a public bid.

                                      ARTICLE IX
                                  PROJECT OPERATION:

1. When Party A starts to operate the network, Party A immediately obtains the right for project operation, management, and maintenance, and the right to receive revenues through network operation. Party B then immediately obtains the right to supervise project operation and management (see attachment 1 for operation structure) .

2. In order to fully utilize the initiative of both parties and improve the efficiency of the operation, both parties shall establish an Advisory Board. The Advisory Board will have financial report meetings and Board meetings on a regular basis.

3. Party B shall only be responsible for the operating expenses pursuant to the basic content of the project described in the Contract. Party A shall be responsible for operating expenses not included in the Project.

4. Party B shall be able to participate in the project operation through financial management at a minimum. Party B is allowed to appoint a PRC representative to be jointly in charge of and to supervise financial management and operation with Hebei Cable Television Station.

                                      ARTICLE X
                    INVESTMENT REPAYMENTS AND PROFIT DISTRIBUTIONS



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1.  Both parties have agreed on the form of the project operation in which the project shall keep separate accounting and assume sole responsibility for its profits and losses. All revenues generated by the Project, less all expenses incurred during the process of generating such revenues, shall be distributed. The method of asset amortization shall be handled based on attachment 1 ("Financial Implementation Details").

2. DEPRECIATION: Before Party A obtains ownership of the assets of the Project, ownership of all equipment of the Project shall be notarized with a notary agency, and be temporarily recorded on Party A's account. Depreciation shall then be accounted for as part of Party A's cost. Depreciation shall be drawn from the revenue after operating tax has been paid but before income tax is paid and shall be distributed between Party A and Party B in accordance with their pro rata ownership of the project assets. The profit retained after paying income tax shall then be distributed on a 2:8 ratio (Party A 20% and Party B 80%).

3. INVESTMENT REPAYMENTS: During the period of investment repayments (the period to repay all investment principle and interest incurred during the construction phase), Operating Revenues, less Operating Costs and Expenses, shall be distributed to Party A and Party B in the ratio of 20% and 80%, respectively. After the period of investment repayments, the profit distribution ratio shall be 70% to Party A and 30% to Party B until the cooperation term is satisfied.

4.  Operating expenses shall be confirmed by both parties.

5. Investment repayments and profit distributions shall be made on a quarterly basis, but financial statements shall be prepared every 6 months.

                                      ARTICLE XI
                      PROJECT ASSET OWNERSHIP (SEE ATTACHMENT 3)

                                     ARTICLE XII
                               RIGHTS AND OBLIGATIONS:

Unless otherwise specified in the Contract, both parties shall be entitled to the following rights and shall undertake the following obligations:

1.   Party A:

    (1). Shall participate in project construction and shall be responsible for project operation.


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    (2). Shall make all payments due to Party B in accordance with the terms of the Contract.

    (3). Shall obtain all approvals and permits required for the operation of the project.

    (4). Shall obtain all import permits for purchasing equipment and other materials abroad.

    (5). Shall develop this project pursuant to the terms of this Contract.

    (6). Shall approve the financial closing documents of the project.

2.   Party B:

    (1). Shall be responsible for project construction, for raising project construction capital, and for controlling the use of funds.

    (2). Shall participate in the management of the project operation.

    (3). Shall provide consulting services for project operation.

    (4). Shall examine and approve the project's preliminary design (including a budget estimate), and construction budget plans. In addition, Party B shall submit the financial closing documents of the project. It shall also examine and approve the annual project budget and annual financial documents.

    (5). Shall directly supervise the project's financial status during project operation.

    (6). Shall appoint management to participate in network operation and financial management.

    (7). Shall develop the Project pursuant to the terms of the Contract.

3. Each party shall fulfill its own responsibilities on a timely basis to ensure that the construction and operation of the project proceed smoothly.



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                                     ARTICLE XIII
                                   ADVISORY BOARD:

1. In order to settle any problems promptly during the operation of the Project, both parties shall jointly establish an Advisory Board after the network testing and acceptance (hereafter referred to as the "Advisory Board").

2. Both parties will appoint 4 representatives to the Advisory Board. These 8 representatives shall be the formal members of such Advisory Board. The Chairman of the Advisory Board shall be appointed by Party A and the Vice Chairman shall be appointed by Party B.

3.  The Advisory Board shall have the following responsibilities:

    (1). It shall examine and approve the annual project budget plan and annual financial documents.

    (2). It shall resolve any major issues arising during project operation. It shall also check and ratify operating expenses, billing structure, and employment structure.

    (3). It shall be responsible for any other tasks assigned by both parties.

    Other than the above described responsibilities, it shall also examine, approve and supervise all issues deemed necessary by both parties.

4. The time, location, subject and agenda of the Advisory Board meetings shall be decided by the Chairman and Vice Chairman.

5. If 2/3 of the 8 members of the Advisory Board members attend the meeting, such meeting shall be deemed effective. Any resolutions passed by at least 2/3 of the 8 members of the Advisory Board shall be deemed effective. If any member can not attend a meeting for any reason, he is allowed to appoint a representative to attend the meeting with a written notice. His representative shall be entitled to have the same rights as other formal members on the board.

                                     ARTICLE XIV
                                  PROJECT EXPANSION:

Party A shall determine any expansion of the project according to market demand. When additional investment is required, Party B shall provide any required capital if it decides not to give up its right of investment.



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1.  SIZE OF PROJECT EXPANSION:

    A.  To upgrade the networks in certain cities.
    B.  To connect 40 counties to the provincial network.

2.  The estimated investment amount will be RMB 210 million.

                                      ARTICLE XV
                             ASSET TRANSFER AND PRESENT:

During the term of the Contract, neither party shall transfer, present or sell the assets to a third party without getting written approval from the other party.

                                     ARTICLE XVI
                                      INSURANCE:

1. Both parties shall select the appropriate type of insurance, insurance amounts and insurance clauses for project equipment. The insurance premium shall be accounted for as part of construction and operating expenses. The insurance beneficiary shall be identified in the insurance contract.

2. Party A or Party B (During the construction period, Party B shall be the policyholder. During the operation period, Party A shall be the policyholder) shall purchase insurance from the insurance companies in China to insure the equipment or assets of this project for the full amount based on the type of insurance, insurance amount and insurance clauses
    selected by both parties.   During the construction of this project, Party
    B shall be the policyholder and shall pay for the insurance premium, and the amount shall be regarded as part of its investments. When Party A formally starts to operate the network, Party A shall be the policyholder and shall pay for the insurance premium, and the amount shall be regarded as part of Operating Costs and Expenses.

                                     ARTICLE XVII
                                   CONFIDENTIALITY:

1. During the term of the Contract and three years after the termination of the Contract, both parties shall not disclose, release, or provide any information to a third party, which includes financial, business related, technological, managerial and other related documents and information obtained from the other party (either orally or in writing).

2.  The above confidential responsibilities shall exclude the following:



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    (1). Information already known to the recipient of the Contract before the information is delivered by the other party of the Contract.

    (2). Any confidential information already in the public domain, or the release of information is not a mistake caused by the recipient of the Contract.

    (3). Information received from a third party outside of the Contract. Since no third party has responsibility to keep the information confidential, it may disclose or release this information to the recipient of the Contract.

    (4). The confidential information was developed alone by the recipient of the Contract.

    (5). One party of the Contract has obtained a written agreement from another party of the Contract to disclose or release any confidential information to a third party outside of the Contract.

3. Disclosing, releasing or providing confidential information shall be permitted in the following situations:

    (1). It is required by documents issued by the government authority which is based on laws and regulations.

    (2). It is required to source orders, or to fulfill equipment purchase contracts or service contracts.

    (3). Confidential information has become public information through other methods without violating the confidentiality provisions.

    (4). Either party of the Contract may disclose certain confidential information to its technical consultants who are also subject to the same confidentiality provisions.

4. Either party of the Contract may disclose certain confidential information to employees or contractors if required. However, the employees or contractors shall be restrained by the same confidentiality provisions.

                                    ARTICLE XVIII
                                    FORCE MAJEURE:



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1.  During the term of the Contract, if the performance of the Contract is prevented by any cause beyond its reasonable control including acts of earthquake, storms, war, fires, floods, strikes, riots, government martial law or other natural disaster and any other event which that party could not foresee at the time of executing this contract, both parties shall handle such matters pursuant to relevant Chinese regulations.

2. The obligations of a party shall be terminated, in whole or in part, if its power to perform the terms of the Contract is prevented by any course beyond its natural control.

3. The party whose obligations are terminated by reasons of any such event shall notify the other party of the Contract of such event by telex or fax. In addition, it shall submit effective documents issued by government agencies related to such event within 30 days, stating the nature of the event, the reasons for the party's inability to fulfill its responsibilities or to delay the fulfillment of its responsibilities. Both parties shall immediately resolve the situation to minimize all losses that may be incurred by such event.

                                     ARTICLE XIX
                              VIOLATION OF THE CONTRACT:

1. If the Contract or part of the Contract cannot be fulfilled due to one party's violation of the Contract, the violating party shall be responsible for compensating any direct losses. If both parties violate the Contract, both parties shall pay for any compensation in accordance to the party's responsibilities based on the specific situation.

2. Both parties agree that neither party has the right to terminate the Contract except for causes beyond its reasonable control, or due to severe violations of the Contract performed by both parties which result in the inability to fulfill the Contract.

                                      ARTICLE XX
                             TERMINATION OF THE CONTRACT:

1. The contract may be terminated under the following situations, and with the consents of both parties:

    (1). If the normal operation of the Project is prevented by any of the force majeure events.



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    (2). If the normal operation of the Project is prevented due to non-performance or violations of the Contract by Party A or Party B.

    (3). If the normal operation of the Project is prevented due to other reasons. And both parties agree that there is not a future for further project development.

2. If the time of termination is during the investment repayments period, the following method shall be applied:

    At the time of termination agreed by both parties, if the total investment repayments made by Party A to Party B is less than the Project Capital, then party A shall pay to Party B an amount of money within 60 days after the termination of the contract in accordance with the following calculation:

    Due payment amount = (Project Capital - Paid Investment Repayments) + (Project Capital - Paid Investment Repayments) x (bank deposit interest/day) x (number of days from the termination date of this contract to the date of paying such Due payment amount to Party B)

3. If the time of termination is after the investment repayments period, the following method shall be applied:

    Due payment amount = (Operating Revenues - Operating Costs and Expenses) of the previous year of the Contract termination date/365 x 30% x (20 x 365 - the actual cooperation date before the termination of this contract).

                                     ARTICLE XXI
                                    GOVERNING LAW:

This contract shall be governed by and interpreted in accordance with the laws of the PRC.

                                     ARTICLE XXII
                                 DISPUTE SETTLEMENT:

1. Any disputes, differences in opinion, or conflicts arising out of the Contract during the fulfillment of the Contract shall, to the fullest extent possible, shall be settled amicably by negotiation and discussion between the parties.

2. If such disputes, differences in opinion, or conflicts can not be settled by amicable agreement within 60 days of one party submitting a written notice



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    to the other party, it shall be submitted to the Hebei Arbitration
    Committee for arbitration.

3.  The arbitration shall be conducted under "PRC Arbitration Law".

4. Any decision taken by the arbitrators will be final, binding and conclusive.

5.  The arbitration fee shall be paid by the party who loses the case.

6. During the process of arbitration, both parties shall continue to operate the Project in accordance with the Contract, except for the part currently under arbitration.

                                    ARTICLE XXIII
                                 TERM OF THE CONTRACT

1. The Contract shall be deemed effective upon execution of the Contract by Party A and B (Master contract and all attachments will become effective simultaneously upon execution of the Contract by both parties).

2. The term of this contract commences on the effective day, and terminates 20 years from the date of formal operation of the project (the same date 20 years after the date of formal operation).

                                     ARTICLE XXIV
        FULFILLMENT OF THE RESPONSIBILITIES AFTER TERMINATION OF THE CONTRACT:

1. Upon termination of the Contract and pursuant to the terms of the Contract, if there are unfulfilled responsibilities according to the Contract by either party, such party shall fulfill any remaining obligations (including payment owed by Party A to Party B during the term of the Contract).

2. Before one party has completely fulfilled its obligations, the other party still has the binding right toward that party on any unfinished obligations.

                                     ARTICLE XXV
                         TRANSFER AND CHANGE OF THE CONTRACT

Neither Party A nor Party B shall transfer the Contract, any portion of the Contract, any right, profit or obligations specified by the Contract to a third party without prior written consent from the other Joint Venture party.

                                     ARTICLE XXVI



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                                  COMPLETE CONTRACT

The Contract and its Attachments are the only contract regarding this project signed by Party A and Party B.











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                                    ARTICLE XXVII
                                    MISCELLANEOUS

1. Any amendments to the Contract shall only become effective after such amendments are signed by authorized persons from both parties.

2. Any notice, request, or communications to be given under this contract shall be sent by registered mail, and shall be written in Chinese. Telegram, telex and fax shall are acceptable. However, the original copy shall be sent by registered post to each party. Any telex, telegram, fax and registered mail shall be sent to the following address:

    Party A:       Hebei Cable Television Station of the PRC
    Address:       100 Jianhua South Street, Shijiazhuang, Hebei Province
    Zip Code:      050031
    Receiver:      Wang Hui
    Fax:           0311-5060184

    Party B:       Hebei United Communications Equipment Company Limited
    Address:       288 Xinhua West Road, Shijiazhuang, Hebei Province
    Zip Code:      050051
    Receiver:      Xiao Jun
    Fax:           0311-7086143

3.  The notice shall be effective from the date of receipt of such post.

4. This contract is written in Chinese and has two copies. Each party holds one copy, and each copy has equal legal force.

5. This contract has been signed on April 8 ,1997 by representatives of Party A and B at Shijiazhuang, the People's Republic of China.



Party A:   Hebei Cable Television Station
Representative:  Yang Xingsheng
Position:  Deputy Director of Radio and Television Department of
           Hebei Province

Party B:  Hebei United Telecommunications Equipment Company Limited
Representative:  Xiao Jun
Position:



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